UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010 (April 16, 2010)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50755	55-0865043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard Fort Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 776-8223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Effective April 16, 2010, OptimumBank (the “Bank”), a wholly-owned subsidiary of OptimumBank Holdings, Inc. (the “Company”) entered into a Stipulation to the Issuance of a Consent Order (“Stipulation”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the Florida Office of Financial Regulation (the “OFR”). Pursuant to the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of a Consent Order by the FDIC and the OFR, also effective as of April 16, 2010.

The Consent Order represents an agreement among the Bank, the FDIC and the OFR as to areas of the Bank’s operations that warrant improvement and presents a plan for making those improvements. The Consent Order imposes no fines or penalties on the Bank. The Consent Order will remain in effect and enforceable until it is modified, terminated, suspended, or set aside by the FDIC and the OFR.

Pursuant to the Consent Order, the Bank’s Board of Directors is required to increase its participation in the affairs of the Bank. This participation shall include comprehensive, documented meetings to be held no less frequently than monthly. Within 30 days from the effective date of the Consent Order, the Board must also establish a Board committee to oversee the Bank’s compliance with the Consent Order, and establish a loan committee consisting of at least one independent director to approve extensions of credit and review problem loans. The Board must also develop, submit for comment to the FDIC and the OFR, and approve, an education plan for the Board of Directors.

Within 60 days of the effective date of the Consent Order, the Bank shall retain qualified management, including a chief executive officer, a chief lending officer and a chief financial officer. The Bank must also develop, submit for comment to the FDIC and the OFR, and approve, a management plan for the purpose of providing qualified management for the Bank. During the life of the Consent Order, the Bank may not add any individual to the Bank’s Board of Directors or employ any individual as a senior executive officer without the prior non-objection of the FDIC and the OFR.

Within 90 days of the effective date of the Consent Order and, thereafter, during the life of the Consent Order, the Bank shall achieve and maintain a Tier 1 Leverage Capital Ratio of not less than 8% and a Total Risk Based Capital Ratio of not less than 12%. In the event such ratios fall below such levels, the Bank shall notify the FDIC and the OFR and shall increase capital in an amount sufficient to reach the required ratios within 90 days of such notice. At December 31, 2009, the Bank’s Tier 1 Leverage Capital Ratio was 5.85% and its Total Risk Based Capital Ratio was 10.23%. The Company recently entered into a restructuring transaction to reduce its assets and borrowings by $57.8 million in order to increase its capital ratios. In addition, the Company is exploring other strategic alternatives intended to result in attaining such capital ratios, but is uncertain regarding its ability to reach those levels by the July 15, 2010 deadline or thereafter.

While the Consent Order remains in effect, the Bank shall, within 30 days of the receipt of any official Report of Examination, eliminate from its books any remaining balance of any assets classified “Loss” and 50% percent of those classified “Doubtful”, unless otherwise approved in writing by the FDIC and the OFR. Within 60 days from the effective date of the Consent Order, the Bank shall formulate a plan, subject to approval by the FDIC and the OFR, to reduce the Bank’s risk exposure in each asset, or relationship in excess of $500,000 classified “Substandard” or “Doubtful” by the FDIC in September 2009.

In the plan to reduce the Bank’s classified assets, the Bank shall also reduce the aggregate balance of assets classified “Substandard” or “Doubtful” by the FDIC in September 2009, other than the Bank’s private label mortgage backed securities, in accordance with the following schedule: (i) within 180 days, a 25% reduction; (ii) within 360 days, a 45% reduction; (iii) within 540 days, a 60% reduction, and; (iv) within 720 days, a 75% reduction. The Bank is on schedule to meet the first targeted goal. The Bank anticipates needing to successfully work out an appropriate amount of “Substandard” assets to meet the second, third and fourth targeted goals. Bank management is actively trying to reduce the amount of these “Substandard” assets.

Within 60 days from the effective date of the Consent Order, the Bank must develop, submit for comment to the FDIC and the OFR, approve and implement, a plan to reduce the volume of the Bank’s private label mortgage-backed securities adversely classified by the FDIC in September 2009.

Beginning with the effective date of the Consent Order, the Bank may not extend any credit to, or for the benefit of, any borrower who has a loan that has been charged off or classified “Loss” or “Doubtful” and is uncollected. Additionally, during the life of the Consent Order, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified “Substandard” or “Special Mention”, and is uncollected, unless the Bank documents that such extension of credit is in the Bank’s best interest.

Within 60 days from the effective date of the Consent Order, the Bank shall perform a risk segmentation analysis with respect to any concentration cited by the FDIC, including commercial real estate loans. The Bank shall also develop a plan, acceptable to the FDIC and OFR, to reduce any segment of the portfolio deemed by the FDIC or OFR to be an undue concentration of credit.

Within 60 days from the effective date of the Consent Order, the Bank shall revise, adopt, and implement the following written policies, plans or programs and incorporate any changes recommended by the FDIC or the OFR:

•	Lending and collection policies

•	Investment policy

•	Liquidity, contingency funding and funds management plan

•	Interest rate risk management policy

•	Internal loan review and grading system

•	Policy for internal routine and control

Within 30 days from the effective date of the Consent Order, the Bank shall develop an internal audit program that establishes procedures to protect the integrity of the Bank’s operational and accounting systems acceptable to the FDIC and OFR.

The Bank shall also be required to maintain a fully funded Allowance for Loan and Lease Losses (“ALLL”), the adequacy of which shall be satisfactory to the FDIC and the OFR. The Board of Directors shall quarterly review the adequacy of the ALLL. A deficiency in the ALLL shall be remedied in the calendar quarter it is discovered. The Bank’s policy for determining the adequacy of the Bank’s ALLL and its implementation shall be satisfactory to the FDIC and OFR.

Within 60 days from the effective date of the Consent Order, the Bank shall prepare a strategic business plan covering the overall operation of the Bank, and formulate and implement a plan to improve and sustain Bank earnings. Additionally, the Bank must prepare a budget and update the profit plan by November 30th of each year. All such items must be submitted to the FDIC and the OFR for comment.

Throughout the life of the Consent Order, the Bank shall not accept, renew, or rollover any brokered deposit, and comply with the restrictions on the effective yields on deposits exceeding national averages. The Bank has not accepted, renewed or rolled over any brokered deposits since December 2009; therefore, that restriction is not expected to alter the Bank’s current deposit gathering activities. With respect to the yield limitations, it is possible that the Bank could experience a decrease in deposit inflows, or the migration of current deposits to competitor institutions, if other institutions offer higher interest rates than those permitted to be offered by the Bank.

While the Consent Order is in effect, the Bank shall notify the FDIC and the OFR, at least 60 days prior to undertaking asset growth in excess of 10% or more per annum or initiating material changes in asset or liability composition.

While the Consent Order is in effect, the Bank shall not declare or pay dividends or bonuses without the prior written approval of the FDIC. Anticipating this restriction on the Bank’s ability to declare dividends, the Company has recently deferred interest payments on its trust preferred securities and may continue to do so for up to 20 consecutive quarters. This restriction on the Bank’s ability to pay dividends could limit the ability of the Company to pay the ongoing expenses of being publicly held and the expenses of raising capital to the extent that funds of the holding company are insufficient for such purposes.

Within 30 days of the end of each calendar quarter following the effective date of the Consent Order, the Bank shall furnish written progress reports to the FDIC and the OFR detailing the form, manner, and results of any actions taken to secure compliance.

The Bank has already addressed or taken steps to address, many of the requirements of the Consent Order and continues to develop a comprehensive plan to address all of the requirements of the Consent Order.

The foregoing is a summary only and is qualified in its entirety by reference to the Consent Order, which is filed with this report as Exhibit 10.2 and here incorporated by reference.

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CAUTIONARY STATEMENT: This report contains forward-looking statements that are based on management’s current beliefs, expectations, plans and intentions. Such statements involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Our ability to fully comply with all of the requirements of our Consent Order, including those requiring us to improve regulatory capital ratios, reduce classified assets, successfully implement acceptable programs and plans, and improve profitability is not entirely within our control and is uncertain. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry generally and OptimumBank Holdings, Inc. specifically are also inherently uncertain. These statements are not guarantees of future results and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may materially differ from what may be expressed in our forward-looking statements. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on the Company and its shareholders. OptimumBank Holdings, Inc. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of this report.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed or furnished with this Report:

10.2 Stipulation to Entry of Consent Order and Consent Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.
(Registrant)

Date: April 23, 2010

/s/ Richard L. Browdy
Richard L. Browdy
President and Chief Financial Officer